EXHIBIT 32.1

Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Bruce Stein, Chief Executive Officer and a director of Mandalay Media, Inc., hereby certify, to my knowledge, that the annual report on Form 10-KSB for the period ending December 31, 2007 of Mandalay Media, Inc. (the “Form 10-KSB”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Mandalay Media, Inc.

Dated: April 15, 2008
/s/Bruce Stein
Bruce Stein
Chief Executive Officer and Director

A signed original of this written statement required by Section 906 has been provided by the Registrant and will be retained by the Registrant and shall be furnished to the Commission or its staff upon request.